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                                                                       Exhibit 5

                         WALLER LANSDEN DORTCH & DAVIS
                    A Professional Limited Liability Company

                             NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                        NASHVILLE, TENNESSEE 37219-8966
  FACSIMILE                      (615) 244-6380           809 SOUTH MAIN STREET
(615) 244-6804                                                 P.O. BOX 1035
                                                         COLUMBIA, TN 38402-1035
                                                              (931) 388-6031



                                February 5, 1998


JDN Realty Corporation
3340 Peachtree Road, N.E.
Suite 1530
Atlanta, Georgia  30326

       RE: JDN REALTY CORPORATION -- PROSPECTUS SUPPLEMENT DATED FEBRUARY 5, 1998 (TO THE PROSPECTUS DATED OCTOBER 30, 1997)

Ladies and Gentlemen:

         We are acting as your counsel in connection with the proposed issue and sale from time to time of the Company's Medium-Term Notes Due Nine Months or More from Date of Issue (the "Notes"), offered in an aggregate initial offering price of up to $505,500,000, pursuant to the terms of a Distribution Agreement dated February 5, 1998 between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), BT Alex. Brown Incorporated, Morgan Stanley & Co., Incorporated and Salomon Brothers Inc (the "Terms Agreement"). A registration statement on Form S-3 (Registration No. 333-38611) (the "Registration Statement"), including the Prospectus dated October 30, 1997 (the "Prospectus") as supplemented by the Prospectus Supplement dated February 5, 1998 (the "Prospectus Supplement"), relating to these securities has been filed with the Securities and Exchange Commission and was declared effective on October 30, 1998.

         As such counsel and in connection with the foregoing, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon and subject to the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Notes have been duly authorized by all necessary corporate action and, when delivered and issued upon payment therefor in the manner and on the terms described in the Registration Statement, the Prospectus, the Prospectus Supplement, and the Distribution Agreement, will be valid and binding obligations of the Company.


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JDN Realty Corporation
February 5, 1998
Page 2



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement.

                                    Very truly yours,


                                    /s/ Waller Lansden Dortch & Davis, PLLC